Exhibit 5.1

JULIO C. ESQUIVEL

813.227.2325

jesquivel@slk-law.com

January 24, 2011

Quality Distribution, Inc.

4041 Park Oaks Boulevard

Suite 200

Tampa, FL 33610

Ladies and Gentlemen:

We have acted as special counsel to Quality Distribution, Inc. (the “Company”) in connection with the Registration Statement on Form S-3, File No. 333- 171575 (the “Registration Statement”), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2011, pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the registration and sale by the Company of up to 2,000,000 shares (the “Company Shares”) and for the registration and sale by certain selling stockholders of up to 2,600,000 shares (the “Investor Shares”) of the common stock, no par value, of the Company.

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certificates copies relate.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Company Shares, when and if issued and sold by the Company in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable. Furthermore, it is our opinion that the Investor Shares are legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Shumaker, Loop & Kendrick, LLP

/s/ Julio C. Esquivel